Exhibit 99.2

Gladstone Investment Corporation Announces Distributions and Call Dates
• Monthly Cash Distributions of $0.06 Per Share for October, November and December, 2014
• Special Bonus Cash Distribution of $0.05 Per Common Share for December 2014
• Second Quarter Earnings Release and Conference Call Dates

MCLEAN, VA, October 7, 2014 – Gladstone Investment Corporation (NASDAQ: GAIN) (the “Company”) announced today that its board of directors declared the following monthly cash distributions and also announced its plan to report earnings for the second quarter ended September 30, 2014:

Regular Monthly Cash Distributions:
Common Stock: $0.06 per share of common stock for each of October, November and December, 2014, payable per Table 1 below. The Company has paid 111 consecutive monthly cash distributions on its common stock.

Table 1: Summary Table for Common Stock cash distributions:

Ex-Dividend Date	Record Date	Payment Date	Cash Distribution
October 20	October 22	October 31	$0.06
November 13	November 17	November 26	$0.06
December 17	December 19	December 31	$0.06

Total for the Quarter:			$0.18

Term Preferred Stock: $0.1484375 per share of the Company’s 7.125% Series A Cumulative Term Preferred Stock (“Term Preferred Stock”) for each of October, November and December, 2014, payable per Table 2 below. The Term Preferred Stock trades on the NASDAQ under the symbol “GAINP.”

Table 2: Summary Table for Term Preferred Stock cash distributions:

Ex-Dividend Date	Record Date	Payment Date	Cash Distribution
October 20	October 22	October 31	$0.1484375
November 13	November 17	November 26	$0.1484375
December 17	December 19	December 31	$0.1484375

Total for the Quarter:			$0.4453125

The Company offers a dividend reinvestment plan (the “DRIP”) to its common stockholders. For more information regarding the DRIP, please visit www.gladstoneinvestment.com.

Extra Bonus Special Cash Distribution for December 2014:
In addition to the recurring monthly cash distribution of $0.06 per common share, the Company’s board of directors declared a one-time special cash distribution of $0.05 per common share for December 2014, payable per Table 3 below:

Table 3: Summary Table for Common Stock special cash distribution:

Ex-Dividend Date	Record Date	Payment Date	Cash Distribution
December 17	December 19	December 31	$0.05

This represents the third straight calendar year for which a special cash distribution has been declared. In aggregate, common distributions declared for the quarter ending December 31, 2014 equal $0.23 per share.

Earnings Announcement:

The Company also announced today that it plans to report earnings after the stock market closes on Tuesday, October 28, 2014, for the second quarter ended September 30, 2014. The Company will hold a conference call on Wednesday, October 29, 2014, at 8:30 a.m. EDT to discuss its earnings results. Please call (855) 376-7516 to enter the conference call. An operator will monitor the call and set a queue for questions.

A conference call replay will be available beginning one hour after the call and will be accessible through November 29, 2014. To hear the replay, please dial (855) 859-2056 and use playback conference number 72398780.

The live audio broadcast of the Company’s conference call will be available online at www.gladstoneinvestment.com. The event will be archived and available for replay on the Company’s website through December 29, 2014.

If you have questions prior to or following the earnings release you may e-mail them to info@gladstonecompanies.com.

Gladstone Investment Corporation is a publicly traded business development company that seeks to make debt and equity investments in small and mid-sized businesses in the United States in connection with acquisitions, changes in control and recapitalizations. Information on the business activities of all the Gladstone funds can be found at www.gladstonecompanies.com.

For Investor Relations inquiries related to any of the monthly dividend paying Gladstone funds, please visit www.gladstone.com.

Source: Gladstone Investment Corporation

For further information: Gladstone Investment Corporation, +1-703-287-5893